Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario M5R 2E3

CONTACT:	Donna Granato
Director, Finance & Investor Relations
416-960-9000
dgranato@mdc-partners.com

MDC PARTNERS INC. DELAYS EARNINGS RELEASE AND FILING OF ITS ANNUAL REPORT ON FORM 10-K

FILINGS TO BE COMPLETED NOT LATER THAN APRIL 15, 2005

TORONTO, Ontario (March 30, 2005) – MDC Partners announced today that it will delay the release of its results for the fourth quarter and full year 2004.  The Company expects to release its earnings and file its Form 10-K with the Securities and Exchange Commission not later than April 15, 2005.

This delay is attributed to the additional time required for the Company to provide its independent auditors with incremental documentation necessary to complete the 2004 audit of the consolidated financial statements of the Company and its subsidiaries.

The Company will issue a press release, in advance of the earnings release date, that will provide the details of the earnings conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications services and secure transaction products and services to clients in the US, Canada and the UK.  Through its partnership of entrepreneurial firms, its Marketing Communications Division provides advertising and specialized communication services to leading brands.  The Secure Products Division provides security products and services in three primary areas including electronic transaction products, secure ticketing products and stamps.  MDC Partners Class A shares are publicly traded on the Toronto Stock Exchange under the symbol “MDZ.SV.A” and on the NASDAQ under the symbol “MDCA.”

This press release contains forward-looking statements within the meaning of section

27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements.  Such factors include, among other things, the Company’s financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers; financing requirements; risks arising from material weaknesses in internal control over financial reporting; and other factors set forth in the Company’s Form 40-F for its fiscal year ended December 31, 2003 and subsequent SEC filings.